Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

NETCLASS TECHNOLOGY INC.

(Exact Name of Registrant as Specified in its Charter)

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A ordinary shares, par value $0.00025(1)	457(o)	2,070,000	$6.00	$12,420,000	$0.0001476	$1,833.19
Fees to Be Paid	Equity	Class A ordinary shares, par value $0.00025(1)	457(o)	2,025,000	$6.00	$12,150,000	$0.0001476	$1,793.34
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$24,570,000
	Total Fees Previously Paid					$-
	Total Fee Offsets					$2,518.76
	Net Fee Due					$1,107.77

(1)	The registration fee for securities is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, assuming the sale of the Class A Ordinary Shares at the highest expected offering price, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o). In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional Class A Ordinary Shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	NETCLASS TECHNOLOGY INC.	F-1	333-270897	March 28, 2023	-	$2,518.76	Withdrawal of the Registration Statement	(1)	(1)	$22,856,250	-
Fee Offset Sources	NETCLASS TECHNOLOGY INC.	F-1	333-270897	-	March 28, 2023	-	-	-	-	-	$2,518.76

(1)	On March 28, 2023, the Registrant filed a registration statement on Form F-1 (File No. 333-270897) (the “Prior Registration Statement”) with the Securities and Exchange Commission and paid a registration fee of $2,518.76. No securities were sold under the Prior Registration Statement. On March 25, 2024, the Registrant withdrew the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the Registrant is offsetting the registration fee due under this registration statement by $2,518.76, which represents the registration fee previously paid with respect to $22,856,250 of unsold securities in the Prior Registration Statement.